Seaver & Forck, CPAs
1620 Southridge, Suite A
Jefferson City, Missouri 65109

573-636-5507
Fax 573-636-3304

Member of
American Institute of
Certified Public Accountants
Missouri Society of
Certified Public Accountants

Independent Auditors' Consent

The Board of Directors
Family Benefit Life Insurance Company

We consent to the use of our report included herein.

Seaver & Forck, CPA's

Jefferson City, Missouri
March 5, 2012